BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

141 West Jackson Boulevard

Chicago, Illinois 60604

Solicited by the Board of Directors

In connection with the restructuring transactions described in the proxy statement and prospectus (the “Proxy Statement and Prospectus”) accompanying this proxy ballot, the undersigned hereby appoints Paul J. Draths, Terry Livingston, and Carol A. Burke and each of them, proxies, with full power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the membership of the Board of Trade of the City of Chicago, Inc., a nonstock, not-for-profit corporation (the “CBOT”), which the undersigned is entitled to vote, at the special meeting of the membership to be held on                   , 2004 and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the management of the CBOT upon such other business as may properly come before the special meeting of the membership.

THE RESTRUCTURING TRANSACTIONS

THE BOARD OF DIRECTORS OF THE CBOT RECOMMENDS A VOTE

“FOR” PROPOSITIONS 1, 2, 3, 4 AND 5.

(1) The approval and adoption of the agreement and plan of merger relating to the reorganization merger, which provides for the reorganization merger and the adoption of an amended and restated certificate of incorporation of the CBOT to take effect as of the effective time of the reorganization merger;

☐  FOR            ☐  AGAINST

(2) The approval and adoption of the amended and restated bylaws of the CBOT, which will become the bylaws of the CBOT subsidiary, and certain technical amendments to the bylaws of the CBOT identifying the holders of Full Memberships, Associate Memberships, GIMs, IDEMs and COMs, and clarifying the status of holders of GIM, IDEM and COM membership interests as members of the CBOT for purposes of Delaware corporation law;

☐  FOR            ☐  AGAINST

(3) The approval of the allocation of CBOT equity (i.e., the CBOT Holdings common stock) among the classes of CBOT members in accordance with the settlement allocation established by the terms of the settlement agreement;

☐  FOR            ☐  AGAINST

(4) The ratification of the August 7, 2001 agreement as amended and restated as of     , 2004 relating to the exercise right entered into by us and the CBOE; and

☐  FOR            ☐  AGAINST

(5) The ratification of all other matters relating to the restructuring transactions, including, among other things, the proposed changes to our corporate governance structure, as set forth in the amended and restated certificate of incorporation and bylaws for each of CBOT Holdings and the CBOT subsidiary, and certain changes to the rules and regulations of the CBOT subsidiary, which, collectively, will facilitate the demutualization and the modernization of certain aspects of our corporate governance structure.

☐  FOR            ☐  AGAINST

ALTHOUGH YOU ARE BEING ASKED TO APPROVE EACH OF THESE FIVE PROPOSITIONS SEPARATELY, EACH OF THESE PROPOSITIONS IS RELATED TO, AND EXPRESSLY CONDITIONED UPON THE APPROVAL OF, THE OTHER PROPOSITIONS. THIS MEANS THAT THE CBOT WILL NOT TAKE ANY ONE OR MORE OF THESE ACTIONS RELATING TO THE RESTRUCTURING TRANSACTIONS WITHOUT TAKING ALL ACTIONS, SUBJECT TO THE TERMS AND CONDITIONS OF SUCH TRANSACTIONS. ACCORDINGLY, UNLESS ALL FIVE OF THE ABOVE PROPOSITIONS RELATING TO THE RESTRUCTURING TRANSACTIONS ARE APPROVED BY THE REQUISITE VOTE OF THE MEMBERS AS DESCRIBED IN THE PROXY STATEMENT AND PROSPECTUS, THE RESTRUCTURING TRANSACTIONS WILL NOT HAVE BEEN APPROVED BY THE MEMBERS AND, ACCORDINGLY, WILL NOT BE COMPLETED.

Signature

Date

Print Name Here

By executing this proxy ballot the undersigned hereby revokes any and all prior proxy ballots and hereby affirms that, as of the date hereof, the undersigned had the power to deliver a proxy ballot with respect to the applicable membership.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY BALLOT PROMPTLY